Exhibit 99.2

Hennessy Capital Acquisition Corp. II Completes $175 Million Initial Public Offering

NEW YORK, July 28, 2015 /GLOBE NEWSWIRE/ -- Hennessy Capital Acquisition Corp. II (Nasdaq: HCACU) (the “Company”) announced today the closing of its initial public offering of 17,500,000 units at an initial public offering price of $10.00 per unit, with the offering raising gross proceeds of $175 million. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any, in the offering. The Company’s units are listed on the Nasdaq Capital Market under the trading symbol “HCACU”. Each unit issued in the offering consists of one share of the Company's common stock and one warrant to purchase one half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per full share). UBS Investment Bank, Cantor Fitzgerald & Co. and BMO Capital Markets Corp. acted as joint book-runners for the offering. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be listed on the NASDAQ Capital Market under the symbols “HCAC” and “HCACW”, respectively.

Hennessy Capital Acquisition Corp. II is a newly organized blank check company founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's acquisition and value creation strategy will be to identify, acquire and, after its initial business combination, build an industrial manufacturing, distribution or services business.

A registration statement relating to these units and the underlying securities was declared effective by the Securities and Exchange Commission on July 22, 2015. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

The offering was made only by means of a prospectus, copies of which may be obtained from: UBS Investment Bank, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, tel.: (888) 827-7275; Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attn: Kevin Brennan, kbrennan@cantor.com, tel.: (212) 915-1970; and BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, New York 10036, Attn: BMO Prospectus Dept., tel.: (800) 414-3627.

Information Concerning Forward-Looking Statements

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.